Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:	Ilene A. Angarola	Anthony J. Morris
	First Senior Vice President	Chief Marketing Officer
	Investor Relations	Atlantic Bank of New York
	New York Community Bancorp, Inc.	(212) 714-7579
(516) 683-4420

NEW YORK COMMUNITY BANCORP, INC.

TO ACQUIRE ATLANTIC BANK OF NEW YORK

Transaction Highlights

•	Immediately accretive to both GAAP and cash earnings

•	Improves NYB’s interest rate risk profile by replacing wholesale funding with low-cost core deposits

•	Features superior deal metrics

•	Enhances NYB’s balance sheet and franchise

•	Builds on the foundation provided by Long Island Commercial Bank for the establishment of New York Commercial Bank

Westbury, N.Y., October 11, 2005 – New York Community Bancorp, Inc. (NYSE: NYB) and the National Bank of Greece (NYSE: NBG) today announced the signing of a definitive agreement under which New York Community Bancorp, Inc. (“NYB”) will acquire Atlantic Bank of New York (“Atlantic”), a wholly-owned U.S. subsidiary of the National Bank of Greece (“NBG”). Headquartered in Manhattan, Atlantic is a full-service commercial bank with assets of $3.0 billion, deposits of $1.8 billion, and 17 branches in Manhattan, Queens, Brooklyn, and Nassau and Westchester Counties, at June 30, 2005.

Under the terms of the agreement, which has been unanimously approved by the relevant Boards of Directors, NYB will pay $400 million for Atlantic in an all-cash transaction, representing 181% of Atlantic’s tangible equity at June 30, 2005. The transaction is expected to close in the first quarter of 2006, pending regulatory approval, and to be immediately accretive to NYB’s GAAP and cash earnings per share.

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New York Community Bancorp, Inc. to Acquire Atlantic Bank of New York

In addition, NYB announced that it expects to enhance the quality of the earnings stream of the combined company by liquidating $1.3 billion of securities and utilizing the proceeds to reduce the level of wholesale funding. By replacing wholesale funding with low-cost core deposits, NYB expects to further strengthen its interest rate risk profile and improve its net interest margin.

Upon completion of the transaction, Atlantic will operate as a division of New York Commercial Bank, the commercial bank subsidiary of NYB to be established in connection with NYB’s pending acquisition of Long Island Financial Corp. (Nasdaq: LICB) (“LICB”), the holding company for Long Island Commercial Bank, announced on August 1st. The LICB transaction is expected to close in the fourth quarter of 2005, pending regulatory approval and the approval of LICB’s shareholders at a special meeting to be held on November 16, 2005.

Including the assets and deposits to be acquired in the Atlantic and LICB transactions, NYB is expected to have total assets of approximately $27.0 billion, total deposits of approximately $13.4 billion, and a ratio of securities to total assets of approximately 19%.

Commenting on the prospective acquisition of Atlantic, NYB President and Chief Executive Officer Joseph R. Ficalora stated, “Atlantic Bank’s superb reputation as a depository institution and as a lender to small and mid-sized businesses throughout the New York metropolitan region strengthens the foundation provided by Long Island Commercial for the franchise that will be New York Commercial Bank. In addition to supporting our strategic focus on growing commercial deposits and services, the transaction with Atlantic will give us a presence in Manhattan, while enhancing our commercial bank presence throughout our marketplace.

“In addition, we are very pleased that the National Bank of Greece has expressed an interest in maintaining a business relationship with Atlantic following the close of the transaction,” Mr. Ficalora said.

“Like LICB, Atlantic Bank is very rich in core deposits, which accounted for $1.5 billion, or 77% of its total deposits, at June 30, 2005, with an average cost of 1.25%. We look forward to extending the Bank’s outstanding record of customer service,” Mr. Ficalora noted, “which earned top marks in a recent survey of Manhattan-based branches of several competing banks. As a result of these two transactions, New York Commercial Bank will have at least 29 branches serving consumers and businesses in the coveted New York metropolitan region by the end of the first quarter of 2006. In addition, we are considering transitioning some of our divisional bank branches to the New York Commercial Bank subsidiary.”

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New York Community Bancorp, Inc. to Acquire Atlantic Bank of New York

“The diversity and quality of Atlantic’s solid loan portfolio are also very appealing,” Mr. Ficalora added, “and will blend nicely with the mix of loans we’ll acquire with LICB. At the end of June, Atlantic Bank had $1.3 billion in loans outstanding and, at 3.37%, a net interest margin that has widened 12 basis points since the Fed starting raising rates at the end of June 2004.

“Our efforts in the commercial lending arena will build on the considerable expertise available at LICB and Atlantic, and will be spearheaded by Dennis D. Jurs, a senior commercial lending officer with 30 years’ experience, who will be joining LICB from Citibank later on this week. Mr. Jurs spent 22 years at European American Bank, where he served as Executive Vice President and Manager of the Corporate Banking Department, before joining Citibank as Executive Vice President in charge of Middle Market Banking in 2001. Upon completion of the LICB transaction, Dennis will serve as Chief Lending Officer of New York Commercial Bank,” Mr. Ficalora said.

Thomas M. O’Brien, President and Chief Executive Officer of Atlantic Bank, stated, “The addition of Atlantic Bank to the New York Community Bancorp family is a very positive move forward for both companies. The combination of Atlantic’s commercial banking muscle with New York Community’s expanded retail distribution results in a very dynamic and formidable competitive force. We are pleased with the growth prospects presented by this transaction, and excited about the expanded array of financial solutions it will afford to both companies’ consumer and commercial clients.”

Bear, Stearns & Co. Inc. and Citigroup Global Markets represented NYB in the transaction; Sullivan & Cromwell LLP served as legal counsel to NYB. NBG was represented by Morgan Stanley and Sandler O’Neill & Partners LP, with Shearman & Sterling LLP and Thacher Profitt & Wood LLP serving as legal counsel.

Conference Call Scheduled

New York Community Bancorp, Inc. will conduct a conference call on Tuesday, October 11th, at 9:00 a.m. Eastern Time, to elaborate on the strategic and financial implications of the Atlantic acquisition. Details about the conference call and simultaneous web cast follow:

Access Code for Dial-in and Replay:	7 6 2 3 9 4 7
Dial-in (Domestic):	(800) 289-0496
(International):	(913) 981-5519

Replay:	October 11 (12:30 p.m.)-October 18 (midnight)
(Domestic):	(888) 203-1112
(International):	(719) 457-0820

The conference call will be simultaneously web cast at www.myNYCB.com and archived through 5:00 p.m. on October 18th. A presentation regarding the acquisition may be found on NYB’s web site.

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New York Community Bancorp, Inc. to Acquire Atlantic Bank of New York

Company Profiles

New York Community Bancorp, Inc. is the holding company for New York Community Bank and the fifth largest thrift in the nation, with total assets of $25.2 billion at June 30, 2005. The Bank currently serves its customers through a network of 141 banking offices in New York City, Long Island, Westchester County, and northern New Jersey, and operates through seven divisions: Queens County Savings Bank, Roslyn Savings Bank, Richmond County Savings Bank, Roosevelt Savings Bank, CFS Bank, First Savings Bank of New Jersey, and Ironbound Bank. The Bank is the leading producer of multi-family mortgage loans for portfolio in New York City and the third largest thrift depository in the New York metropolitan region. Additional information about New York Community Bancorp, Inc. is available at www.myNYCB.com.

Established in 1926, Atlantic Bank of New York is one of the top 20 commercial banks serving the New York area. With $3.0 billion in assets, Atlantic Bank of New York is a full-service commercial bank providing a comprehensive range of financial services to small and mid-sized businesses, commercial real estate investors, and consumers. The Bank operates branch offices in Manhattan, Queens, Brooklyn, Long Island, and Westchester County, and offers commercial insurance premium financing on a nationwide basis through its wholly-owned subsidiary, Standard Funding Corp. Atlantic Bank is a member of the NBG Group which has more than $73 billion in assets and operates in 18 countries. Additional information is available at the Bank’s website, www.abny.com.

New York Community Bancorp, Inc. has filed a registration statement with the Securities and Exchange Commission (the “SEC”) containing a proxy statement/prospectus and other documents regarding its proposed transaction with Long Island Financial Corp. Investors are urged to read the proxy statement/prospectus because it contains important information about New York Community Bancorp, Inc. and Long Island Financial Corp., and the prospective transaction. When available, copies of this proxy statement/prospectus will be mailed to Long Island Financial Corp. shareholders and, together with other documents filed by New York Community Bancorp, Inc. or Long Island Financial Corp. with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or by directing a request to New York Community Bancorp, Inc. c/o the Investor Relations Department, 615 Merrick Avenue, Westbury, N.Y. 11590 or the Corporate Secretary, Long Island Financial Corp., 1601 Veterans Highway, Suite 120, Islandia, N.Y. 11749.

Long Island Financial Corp. and its directors, executive officers and certain other members of management, and employees may be soliciting proxies from their shareholders in favor of the proposed transaction. Information regarding such persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Long Island Financial Corp.’s shareholders in connection with the proposed transaction is set forth in Long Island Financial Corp.’s

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New York Community Bancorp, Inc. to Acquire Atlantic Bank of New York

proxy statement filed with the SEC on March 25, 2005 relating to its annual meeting of shareholders held on April 20, 2005. Additional information is set forth in the proxy statement/prospectus filed with the SEC.

Safe Harbor Provisions of the Private Litigation Reform Act of 1995

Certain statements contained within this new release and the associated conference call, like other written and oral communications presented by New York Community Bancorp, Inc. and its authorized officers, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. New York Community Bancorp, Inc. intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, may be identified by their reference to future periods and include, without limitation, those statements relating to the anticipated effects of the transaction. The following factors, among others, could cause the actual results of the transaction to differ materially from the expectations stated in this release and the associated conference call: the ability of the companies involved to obtain the required regulatory approvals; the ability of the companies involved to consummate the transaction; a materially adverse change in the financial condition of New York Community Bancorp, Inc. or Atlantic Bank of New York; the ability of New York Community Bancorp, Inc. to successfully integrate the assets, liabilities, customers, systems, and any management personnel it may acquire into its operations pursuant to the transaction; and the ability to realize the related revenue synergies and cost savings within the expected time frames.

In addition, factors that could cause the actual results of the transaction to differ materially from current expectations include, but are not limited to general economic conditions, either nationally or locally in some or all of the areas in which the relevant companies conduct their business; conditions in the securities markets or the banking industry; changes in interest rates, which may affect the relevant companies’ net income or future cash flows; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the relevant companies’ local markets; changes in real estate values, which could impact the quality of the assets securing the relevant companies’ loans; changes in the quality or composition of the loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the ability to successfully integrate any assets, liabilities, customers, systems, and management personnel New York Community Bancorp, Inc. may acquire into its operations and its ability to realize related revenue synergies and cost savings within expected time frames; the timely development of new and competitive products or services in a changing environment, and the acceptance of such products or services by the relevant companies’ customers; the outcome of pending or threatened litigation or of other matters before regulatory agencies, whether currently existing or commencing in the future; changes in accounting principles, policies, practices, or guidelines; changes in legislation and regulation; operational issues and/or capital spending necessitated by the potential need to adapt to industry changes in information technology systems, on which the relevant companies are highly dependent; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting the relevant companies’ operations, pricing, and services. Additionally, the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the relevant companies’ control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release and the associated conference call. The companies involved undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.